UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

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CORD BLOOD AMERICA, INC.
(Exact name of registrant as specified in its charter)
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Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
(Address of principal executive offices) (Zip Code)

(702) 914-7250
(Registrant’s telephone number, including area code)

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Copies to:
Donald G. Davis, Esq.
Law Offices of Davis & Associates, Inc.
PO Box 12009
Marina Del Rey, CA 90295
Phone: (310) 823-8300
Fax: (310) 301-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On December 3, 2010, the Company entered into a binding Letter of Intent, subject to certain material conditions precedent to consummation of the transaction, to acquire all of the business and assets (excluding real estate), of Cell de México, S.A. de C.V. ("Cryo-Cell de México"), through a wholly owned Mexican subsidiary corporation to be organized by the Company.

Cryo-Cell Mexico (www.cryo-cell.com.mx) operates in 32 states in Mexico, the largest umbilical cord blood stem cell storage company in the country. Cryo-Cell Mexico has more than 70,000 samples in storage at present and has averaged an additional 8,000 new customers each of the last three years. Cord Blood management believes the combination of storage and new processing revenues from Cryo-Cell de Mexico could add as much as $10 million in annual revenues to Cord Blood’s operations.

The parties’ binding Letter of Intent provides among other things for:

-A maximum purchase price of $17.84 million, plus agreement to assume and pay up to $5.5 million in potential liabilities of the business acquired which are contingent on future events, and less a sum representing 90 days of net operating capital for the business acquired.

-$12.5 million (less the 90 days of net operating capital), is to be paid at the closing primarily in cash ($125,000 of this sum is payable in Cord Blood Common Stock).

-The balance of $5.34 million is to be paid at the minimum rate of at least $333,500 each quarter after the closing, with the exact quarterly payment amount fixed at $333,500, plus a sum equal to 80% of net profits from the acquired Mexican business for its previous fiscal quarter, but in no event more than a maximum payment of $667,000 per quarter. Such payments begin after 6 months from closing and continue until the sum of $5.34 million been paid in full.

-The obligations created by the Letter of Intent and the transaction are terminated if certain material conditions precedent to closing are not met within 90 days and/or the transaction is not closed (unless such periods are extended),

-One such material condition is the requirement that Cord Blood immediately raise privately, additional capital estimated by management to approximate $14 Million, in order to fund the cash payments required to close the transaction. There is no assurance that Cord Blood will be successful in raising such additional capital, or raising it in a timely fashion or under commercially reasonable terms.

-A second material condition is that Cord Blood immediately amend its Articles of Incorporation so as to create sufficient authorized but unissued shares sufficient to provide the ability to issue new shares for the new capital required by it to complete the transaction.

-A third condition is that Cord Blood undertake and complete its due diligence investigation of Cryo-Cell de Mexico, and satisfy itself as to the Companies and operations and business.

Safe Harbor Disclosure.

Some of the information contained in this Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”). We base these forward-looking statements on our current views with respect to our business strategy, business plan, financial performance  and what we believe to be our ability to successfully and timely raised substantial amounts of new equity capital., as well as other matters. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise, but the absence of these words does not necessarily mean that a statement is not forward-looking.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors  discussed herein, and discussed in our other reports filed under the Exchange Act, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this Report. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, we may be unsuccessful in consummating this acquisition, or making payments on the deferred portion of the purchase price, or may experience other operating difficulties All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the cautionary language above.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(See Item 1.01 above)

Item 9.01  Exhibits

The following exhibits are filed as part of this Form 8-K

10.13	Executed Letter of Intent between Cord Blood America, Inc. and Cryo-Cell de Mexico, S.A. de C.V., dated December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: December 8, 2010	By:	/s/ Matthew L. Schissler
Matthew L. Schissler
Chief Executive Officer